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                                                                   EXHIBIT 10.11

                  ASSIGNMENT, ASSUMPTION AND LICENSE AGREEMENT

         ASSIGNMENT, ASSUMPTION AND LICENSE AGREEMENT dated as of October 7, 1999 (the "Agreement") by and between IMARX, LLC, an Arizona limited liability company ("Purchaser") and IMARX PHARMACEUTICAL CORP., an Arizona corporation ("Seller"). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Technology Agreements (as defined below).

                                    RECITALS

         A. Seller is engaged in the research and development of pharmaceutical products. Among other assets, Seller owns certain patents and patent applications in the field of ultrasound diagnostic imaging. Seller has previously assigned and/or licensed certain of its patents and patent applications to DuPont Pharmaceuticals Company ("DuPont") pursuant to the Assignment and License Agreement dated October 23, 1995 and the License and Marketing Agreement dated October 23, 1995, and amendments thereto (hereinafter collectively referred to as the "Technology Agreements").

         B. DuPont has made an offer to acquire the stock of Seller, provided that Seller divests itself of certain assets and liabilities. The parties anticipate that Seller will be merged into a subsidiary of DuPont (the "Merger") pursuant to an Agreement and Plan of Merger (the "Acquisition Agreement").

         C. Purchaser will assume all liabilities of Seller other than those liabilities specifically retained by Seller and accepted by DuPont in the Acquisition Agreement (the "Assumed Liabilities"). Purchaser wishes to acquire certain assets of Seller (including the "Physical Assets and Receivables" and the "Category III Assets") identified on Exhibit A. Seller wishes to license the Category III Assets back from Purchaser for use within the field of contrast enhancement of diagnostic ultrasound imaging, but specifically excluding targeted and tissue specific diagnostic ultrasound products. This field of use is referred to herein as "CEDUI."

         D. Purchaser wishes to license from Seller certain assets to be acquired by DuPont in connection with the Acquisition Agreement (the "Category II Assets") identified on Exhibit B for use outside of CEDUI.

         E. Seller wishes to secure from Purchaser a right of first negotiation with respect to new products developed by Purchaser in the fields of thrombus imaging and sonothrombolysis.

         F. The parties wish to agree on certain procedures and responsibilities for addressing certain claims of infringement that may arise from Seller's practice of its technology.

         G. The execution and delivery of this Agreement by Purchaser is a condition to the obligations of Seller to consummate the transactions contemplated by the Acquisition Agreement.

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                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises and of the agreements and covenants set forth in the Acquisition Agreement, Purchaser and Seller agree as follows:

1.       Assignment of Assets.


         a. Seller hereby grants, conveys, sells, transfers and assigns to Purchaser, free and clear of all debts, obligations, liens and encumbrances (other than the Assumed Liabilities, as that term is defined below) all of the assets described on Exhibit A hereto; provided, however, that the Category III Assets shall not include any Assets to be acquired by DuPont in the Merger.

         b. Seller hereby assigns to Purchaser its rights under the Assigned Patents, as that term is defined in the Technology Agreements, which rights are fully set forth and described in
                  Section 3 of the Assignment and License Agreement dated October 23, 1995. Purchaser's license rights granted therein will survive any termination, cancellation, or modification of the Assignment and License Agreement by Seller.

2. Assignment of Name. Effective as of the date of Closing pursuant to the Acquisition Agreement, Seller hereby assigns the name "ImaRx Pharmaceuticals" along with any variations thereof to Purchaser along with the goodwill associated with the Category III Assets. Seller will execute any additional documents necessary to transfer the name to Purchaser.

3. Assumption of Liabilities. Seller hereby assigns to Purchaser, and Purchaser hereby assumes and agrees to pay, perform and discharge, and to indemnify Seller against and hold it harmless from all of the liabilities and obligations of Seller accrued or arising before the Closing (as that term is described in the Acquisition Agreement), including without limitation those Liabilities set forth on Exhibit D hereto (the "Assumed Liabilities"); provided, however, that the Assumed Liabilities shall not include any liabilities or obligations to be assumed by DuPont in the Merger as provided in the Acquisition Agreement.

4. License by Seller. Seller hereby grants to Purchaser an exclusive, transferable license to the Category II Assets, with right to sublicense, to make, have made, import, use, and sell product derived from the Category II Assets, worldwide, for every field of use outside of CEDUI. Seller also grants to Purchaser the right to file and prosecute divisional applications for patent claims relating solely to fields of use outside of CEDUI arising from patent applications included within Category II Assets, provided that Purchaser will be solely responsible for all costs and expenses incurred in connection with such filing and prosecution and further provided that Purchaser will have no right to practice, transfer, license, or otherwise exploit any patents issuing from such applications within CEDUI. Seller expressly retains all rights to the Category II Assets within CEDUI, including, without limitation, all rights relating to the product Definity(R), all related products (including, without limitation, MRX-421A1 and MRX-132), all back-up products, next-generation products, and improvements thereto.

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5.       License by Purchaser. Upon assignment of the Category III Assets,
         Purchaser grants to Seller an exclusive, transferable license to the Category III Assets, with right to sublicense, to make, have made, import, use, and sell products derived from the Category III Assets, worldwide, within CEDUI. Purchaser expressly retains all rights to the Category III Assets outside CEDUI.

6. Seller's Right of First Negotiation to Purchaser's Products. If Purchaser develops products or technology in the area of thrombus imaging or sonothrombolysis, (collectively, "New Product"), Purchaser will offer to Seller an exclusive license to the New Product for development and commercialization before offering the New Product to any third party for license. In connection therewith, Purchaser will provide Seller with all relevant information requested by Seller and reasonably available to Purchaser concerning the New Product. Seller will then have ninety (90) days within which to make an offer for the New Product. If Seller makes such an offer, the parties will negotiate promptly and in good faith to arrive at an agreement. If the parties fail to reach such an agreement within a reasonable period, Purchaser may assign, license, or otherwise transfer rights in the New Product to a third party, but only on terms that are, on balance, not less favorable to Purchaser than the last written offer of Seller, as reasonably determined by Purchaser, or may pursue commercial development of the New Product on its own, at Purchaser's election.

7.       Representations and Warranties.

         a.       By Seller. Seller represents and warrants as follows:

                  (i) Seller is the sole owner of the Category II Assets and Category III Assets and, subject to any limited rights that the U.S. government might have, has the legal authority to assign the Category III Assets and to license the Category II Assets to Purchaser and otherwise to enter into and perform all of its obligations set forth herein;

                  (ii) all corporate and other formalities necessary to authorize execution, delivery and performance of this Agreement (and all other documents executed and delivered in connection herewith) on behalf of Seller have been taken; and

         Seller makes no other warranties, express or implied, except as expressly set forth in this Agreement. In particular, and without limitation, Seller makes no implied or express warranties of noninfringement or validity or any other representation or warranty whatsoever regarding Patents or Product.

         b.       By Purchaser. Purchaser represents and warrants as follows:


                  (i) Purchaser has the legal authority to accept the assignment of Category III Assets and the license to Category II Assets granted hereunder and otherwise to perform all of its obligations set forth herein;

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                  (ii)     all LLC and other formalities necessary to authorize
                           execution, delivery and performance of this Agreement (and all other documents executed and delivered in connection herewith) on behalf of Purchaser have been taken.

Purchaser makes no other warranties, express or implied, except as expressly set forth in this Agreement. In particular, and without limitation, Purchaser makes no implied or express warranties of noninfringement or validity or any other representation or warranty whatsoever regarding Patents or Product.

8.       Intellectual Property Protection.

         a. Claim of Infringement. If Purchaser discovers that a third party claims that practice of the Category II Assets infringes a patent or other intellectual property right of such third party, then Purchaser will promptly so notify Seller and Seller shall have sole authority to defend against or settle any such claim of infringement, provided that no settlement will impair Purchaser's license granted by Section 4 above. If Seller discovers that a third party claims that practice of the Category III Assets infringes a patent or other intellectual property right of such third party, then Seller will promptly so notify Purchaser and Purchaser shall have sole authority to defend against or settle any such claim of infringement, provided that no settlement will impair Seller's license granted by Section 5 above.

         b. Infringement of Patents. If either party becomes aware that a third party is or may be infringing the Patents, it shall promptly so notify the other party. If the infringement related to Category II Assets, Seller shall have authority to pursue a claim for infringement. If Seller fails to resolve such infringement or institute an infringement action against the third party within one hundred twenty (120) days after Seller becomes aware of the infringement, Seller will assign its rights to pursue the infringement to Purchaser. If there is infringement related to Category III Assets, Purchaser shall have authority to pursue a claim for infringement. If Purchaser fails to resolve such infringement or institute an infringement action against the third party within one hundred twenty (120) days after Purchaser becomes aware of the infringement, then Purchaser shall assign its rights to pursue the infringement to Seller.

9. Claim of Infringement of Sonus Patents. Notwithstanding anything to the contrary contained in Section 8 above, the provisions of this Section 9 will apply to and govern any claim asserted (whether by litigation or otherwise) by Sonus Pharmaceuticals, Inc. and/or its licensees or assignees (collectively, "Sonus") within five years of the date of this Agreement that Seller's manufacture or sale of the product known as Definity(R) infringes a patent or other intellectual property right of Sonus (a "Sonus infringement claim"). If Seller receives a Sonus infringement claim, it will promptly so notify Purchaser, and the parties will proceed as follows:

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         a.       Seller will keep Purchaser informed of developments relevant to the Sonus claim and will consider Purchaser's recommendations for proceeding, although Seller will have the final authority;

         b. Seller will use all commercially reasonable efforts to defeat or resolve a Sonus claim, including but not limited to cross licensing its diagnostic technology to Sonus;

         c. Purchaser will use all commercially reasonable efforts in cooperation with Seller and in support of Seller's efforts, including the commitment of all reasonable amounts of Dr. Evan Unger's time, subject to reimbursement by Seller of Purchaser's out of pocket costs (which will not include the value of Dr. Unger's time);

         d. At Seller's election, if these commercially reasonable efforts fail to resolve the Sonus claim and Seller believes it is at substantial risk of losing the ability to manufacture or sell Definity(R) in a commercially significant geographic market, Purchaser will grant to Seller a transferable covenant not to sue Sonus for infringement of Purchaser's Category III assets to the extent necessary to allow Sonus to manufacture and sell its therapeutic products, provided that Seller receives a reciprocal covenant from Sonus, which Seller will then transfer to Purchaser;

         e. The covenant referenced in Paragraph 9.d above will be drawn as narrowly as possible to allow Sonus to manufacture and sell Sonus's therapeutic products, and will not be construed as a license to allow Sonus to manufacture or sell products developed by Purchaser or to grant Sonus and rights in any safety or efficacy data developed by Purchaser relating to those products; and

         f. If Seller directs Purchaser to provide a covenant pursuant to Paragraph 9.d, Seller will pay Purchaser the sum of $1.5 million in partial compensation for Purchaser's delivery of the covenant.

10.      Indemnification.

         a. Seller shall indemnify, defend, and hold Purchaser harmless from any and all claims, demands, lawsuits, and associated costs and expenses, including reasonable attorneys' fees and cost of settlement, arising out of Seller's manufacture, promotion, marketing, and sale of products derived from or based on Category III Assets; provided, however, that Seller shall not be obligated to indemnify, defend, and hold Purchaser harmless where the claim, demand, lawsuit, and associated costs and expenses, including reasonable attorneys' fees and cost of settlement arises out of the breach of this Agreement by Purchaser and further provided that Purchaser promptly notifies Seller upon becoming aware of any such claims. Seller shall have the right to conduct the defense of any such claim but if Seller fails after reasonable notice from Purchaser to conduct such defense, Purchaser shall have the right to do so and Seller will reimburse

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                  Purchaser for all reasonable costs and expenses of defending the action, including attorneys' fees and costs of settlement.

         b. Purchaser shall indemnify, defend, and hold Seller harmless from any and all claims, demands, lawsuits, and associated costs and expenses, including reasonable attorneys' fees and cost of settlement, arising out of Purchaser's manufacture, promotion, marketing, and sale of products derived from or based on Category II Assets; provided however, that Purchaser shall not be obligated to indemnify, defend, and hold Seller harmless where the claim, demand, lawsuit, and associated costs and expenses, including reasonable attorneys' fees and cost of settlement arises out of the breach of this Agreement by Seller and further provided that Seller promptly notifies Purchaser upon becoming aware of any such claims. Purchaser shall have the right to conduct the defense of any such claim but if Purchaser fails after reasonable notice from Seller to conduct such defense, Seller shall have the right to do so and Purchaser will reimburse Seller for all reasonable costs and expenses of defending the action, including attorneys' fees and costs of settlement.

11. Rights to Improvements in Product or Manufacturing. All assignments and licenses hereunder include such rights to improvements as Seller has received or is entitled to receive from DuPont pursuant to Section 5 of the Assignment and License Agreement dated October 23, 1995, through the date of the Closing of the Acquisition Agreement, to the extent that such improvements apply outside the field of CEDUI.

12.      Maintenance and Prosecution of Patents

         a. Seller may elect not to prosecute or maintain a patent within the Category II Assets if it reasonably concludes that such patent has no significant value to Seller within the field of CEDUI. In that event, it will so notify Purchaser. Purchaser will, within ninety (90) days of receipt of such notice, notify Seller whether it wishes to acquire the patent from Seller. During this ninety (90) day period, Seller will take any action necessary to continue to prosecute or maintain the patent. Purchaser will reimburse Seller for its out-of-pocket costs incurred in such actions. Upon notice by Purchaser that it wishes to acquire the patent from Seller, Seller will assign the patent to Purchaser, transfer any files or other documents relating to the patent to Purchaser, and Purchaser will thereafter be solely responsible for prosecution or maintenance of the Patent, including all costs associated therewith. Seller agrees to execute any additional documents necessary to perfect Purchaser's rights to the patent. Purchaser agrees that,

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

IMARX PHARMACEUTICAL CORP.,                                  IMARX LLC,
an Arizona corporation                                       an Arizona limited liability company
By:  /s/ Evan Unger                                          By:     /s/ Evan Unger
     -------------------------------------                        -------------------------------------
Dr. Evan Unger                                               Dr. Evan Unger
Its:    President                                            Its:    Manager
     -------------------------------------                        -------------------------------------

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